Exhibit 21.1
FURMANITE CORPORATION SUBSIDIARY LIST
FURMANITE CORPORATION
Furmanite Germany, Inc.
Furmanite GmbH
Xtria LLC
Kaneb Financial Corporation
Aggressive Equipment Company, LLC
Furmanite Worldwide, Inc.
Furmanite America, Inc.
Furmanite Louisiana LLC (formerly Furmanite US GSG LLC )
Furmanite Canada Corporation
Advance Integrity Solutions, Inc.
Self Leveling Machines, Inc.
Furmanite International Finance Limited
Furmanite Offshore Services, Inc.
Furmanite Holding BV
Furmanite SAS
Furmanite Mechanical Technology Services (Shanghai) Co., Ltd.
Furmanite GSG BV
Furmanite BV
Furmanite Limited
Furmanite 1986
Furmanite International Ltd.
Aggressive Equipment, Ltd.
Furmanite Middle East SPC
Furmanite West Africa Limited
Furmanite GSG Limited
Furmanite AS (Norway)
Furmanite AB (Sweden)
Furmanite A/S (Denmark)
Furmanite GSG BVBA
Furmanite Singapore PTE Ltd.
Furmanite Malaysia LLC
Specialty Industrial Services Sdn. Bhd.
Furmanite (Malaysia) Sdn. Bhd.
Furmanite Australia Pty Ltd
Furmanite NZ Limited
Xanser Investment
Xanser Services LLC
Furmanite Kazakhstan LLP
Furmanite Azerbajian LLP
Furmanite Aruba II N.V.
as of March 2015